UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2020, the Company held its 2020 Annual Meeting of Stockholders (“Annual Meeting”). Of the 105,957,257 shares of common stock outstanding on the record date, 97,610,722 shares were present at the Annual Meeting in person or by proxy, representing approximately 92.12% of the total outstanding shares eligible to vote. All proposed measures passed and the Class II Directors recommended by the Company were elected. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Class II Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenton K. Alder	89,840,817	4,484,847	3,285,058
Julie S. England	91,763,207	2,562,457	3,285,058
Philip G. Franklin	85,411,652	8,914,012	3,285,058

Proposal 2 –Approval of a proposed amendment to the TTM Technologies, Inc. 2014 Incentive Compensation Plan

Votes For:	91,975,096
Votes Against:	2,326,000
Abstain:	24,568
Broker Non-Votes	3,285,058

Proposal 3 - Advisory Vote on the Compensation of Named Executive Officers

Votes For:	94,049,175
Votes Against:	238,818
Abstain:	37,671
Broker Non-Votes	3,285,058

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

One Year:	87,318,565
Two Years:	20,391
Three Years:	6,969,461
Abstain:	17,247

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending December 28, 2020

Votes For:	97,323,074
Votes Against:	215,931
Abstain:	71,717

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 8, 2020		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Senior Vice President, General Counsel and Secretary